UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 7, 2007

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information reported in Item 2.04 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

As a result of our Woodside Corporate Park property not generating the minimum net operating income of $1,300,000 required pursuant to a loan agreement for a $19,700,000 loan secured by the property, WCRT Seller LLC, or the Lender, exercised its rights under the secured loan agreement by accelerating the original maturity date from September 30, 2008 to October 31, 2007. In connection with the acceleration, we, through NNN VF Woodside Corporate Park, LLC, our wholly-owned subsidiary, entered into a First Modification of Loan Documents with the Lender, fully executed on September 7, 2007, or the Modification Agreement, to modify the maturity date to reflect October 31, 2007.

The Modification Agreement further provides that the Lender shall automatically extend the maturity date to January 31, 2008 if the Woodside Corporate Park property executes a new lease agreement with a prospective tenant to occupy approximately 48,397 square feet on or before October 31, 2007. As of August 31, 2007, the total amount outstanding under the secured loan is an unpaid principal balance of $16,434,000, plus all accrued interest.

The material terms of the Modification Agreement are qualified in their entirety by the terms of the First Modification of Loan Documents, attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 First Modification of Loan Documents by and between WCRT Seller LLC and NNN VF Woodside Corporate Park, LLC, executed on September 7, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

September 13, 2007	By:	/s/ Richard Hutton

Name: Richard Hutton
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Modification of Loan Documents by and between WCRT Seller LLC and NNN VF Woodside Corporate Park, LLC, fully-executed on September 7, 2007